RETIREMENT AND CONSULTING AGREEMENT

This Retirement and Consulting Agreement (“Agreement”) is entered into as of June 4, 2020 (the “Effective Date”), by and between JOHN C. ALE, an individual (“Ale”), and SOUTHWESTERN ENERGY COMPANY (the “Company”), a Delaware corporation.

WHEREAS, Ale is employed as Senior Vice President, General Counsel and Secretary of the Company.

WHEREAS, it is beneficial to the Company in achieving expense reductions and making the Company more attractive to investors for Ale to retire, and Ale is willing to retire, from his employment with the Company and to resign all of its subsidiaries, affiliates, joint ventures, partnerships or any other business enterprises, as well as from any office or position with any trade group or other industry organization which he holds on behalf of the Company or its subsidiaries or affiliates, effective June 30, 2020 (the “Retirement Date”).

WHEREAS, the Company desires that Ale be available to provide certain consulting services to the Company, including assistance in various pending legal matters and in the transition of his former responsibilities and such other activities as may be requested from time to time by the Company (collectively, the “Consulting Services”) and Ale has agreed to perform consulting work for the Company by providing such Consulting Services.

THEREFORE, in consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1

Retirement, Scope of Work and Compensation

1.1 Retirement. Ale shall retire from his employment with the Company effective as of the Retirement Date and hereby resigns as and from all officer, director and other positions he may hold with the Company and any of its subsidiaries, divisions, or affiliates, effective as of the Retirement Date. If requested by the Company, Ale will execute a letter of resignation from each such position and/or entity. The parties agree that, based on the level of consulting services to be provided by Ale to the Company following the Retirement Date pursuant to Paragraph 1.3 below, Ale’s resignation as of the Retirement Date shall constitute a “separation from service” from the Company within the meaning of Section 409A(a)(2)(A)(i) of the Internal Revenue Code of 1986, as amended (the “Code”), and Treasury Regulation Section 1.409A-1(h) (a “Separation from Service”).

1.2 Period Preceding Retirement Date. Unless otherwise agreed by the Company and Ale, until the Retirement Date (or such earlier date on which Ale’s employment with the Company terminates), Ale will continue to serve as Senior Vice President, General Counsel and Secretary of the Company on the same terms and conditions of employment and with the same benefits as in effect immediately prior to the Effective Date. In addition to the payments and benefits provided for in Paragraphs 1.4 through 1.6 below, on or reasonably promptly following the Retirement Date, the Company shall pay to Ale his earned but unpaid base salary, accrued and unused vacation and business expense reimbursements in accordance with applicable Company policy or applicable law, in each case, through the Retirement Date. To the extent permitted by the applicable plan(s), Ale shall be entitled to coverage or reimbursement of all medical, dental, vision and other health claims incurred on or before the Retirement Date in accordance with the plans in which he was participating immediately prior to the Effective Date, subject to the terms and conditions thereof.

1.3 Consulting Services. Ale shall provide the Consulting Services to the Company from time to time as requested by the Company’s Chief Executive Officer (the “CEO”). Ale will devote such time as is reasonably required to perform the Consulting Services for the Company under this Agreement but shall have discretion in selecting the dates and times he performs such Consulting Services, giving due regard to the needs of the Company’s business. The Company and Ale agree that Ale shall render no more than 25 hours of Consulting Services per month during the Term (as defined below), unless otherwise requested by the Company. Ale agrees to keep accurate records of his time worked and shall provide such records to the Company upon request. Ale shall provide the Consulting Services to the Company at times and locations mutually agreed to by Ale and the Company and, in providing the Consulting Services, shall report to the CEO.

1.4 Consulting Fee. In consideration of the Consulting Services provided by Ale, the Company shall pay Ale a consulting fee equal to $25,000 per month (the “Base Consulting Fee”) during the Consulting Term (as defined below). In the event that the Consulting Services requested by the Company exceed 25 hours per month, the Company shall pay Ale an additional consulting fee at the rate of $1,000 per hour for such excess hours. Ale shall promptly notify the Company upon performing Consulting Services in excess of 25 hours in any month. The consulting fees shall be payable to Ale no less frequently than monthly.

1.5 2020 Annual Bonus. Ale shall continue to be eligible to receive a prorated annual bonus for 2020 (payable at the time annual bonuses are generally paid by the Company to its senior executives, but in no event later than March 15, 2021), calculated as the annual bonus that would otherwise have been payable by the Company to Ale for 2020 (based on actual performance) if Ale had remained employed by the Company for the entire year, multiplied by a fraction, the numerator of which is equal to the number of days Ale was employed by the Company during 2020, and the denominator of which is 365.

1.6 Equity Awards, Pension Benefits and Deferred Compensation. The Company and Ale acknowledge and agree that all equity and equity-based awards held by Ale that are outstanding and unvested as of the Retirement Date shall be governed by the terms of the equity plan(s) and award agreements applicable to such awards, including for purposes of vesting and settlement. The Company and Ale further acknowledge and agree that the termination of Ale’s employment as of the Retirement Date shall constitute a “retirement” for purposes of such equity and equity-based awards. In accordance with a determination by the Compensation Committee of the Company’s Board of Directors, the Company intends to settle Ale’s outstanding Company restricted stock units in shares of the Company’s common stock, subject to and in accordance with the terms and conditions of such awards. Ale also shall be entitled to applicable benefits under all pension, retirement, and deferred compensation plans in which he has participated as an employee or officer of the Company, subject to and in accordance with the terms and conditions of such plans.

1.7 Expenses. The Company shall reimburse Ale for any reasonable out of pocket expenses incurred by Ale in providing the Consulting Services during the Consulting Term, provided that such expenses have been approved in advance by the Company.

1.8 Release. Notwithstanding the foregoing, it shall be a condition to Ale’s right to receive the amounts provided for in Paragraphs 1.4 and 1.5 hereof that Ale execute and deliver, to the Company an effective release of claims in the form attached hereto as Exhibit A (the “Release”) within 21 days (or, to the extent required by law, 45 days) following the Retirement Date and that Ale not revoke such Release during any applicable revocation period.

ARTICLE 2

Consulting Term

2.1 Consulting Term. Subject to the other provisions hereof, Ale’s provision of Consulting Services under this Agreement shall commence on the Effective Date and shall continue in full force and effect until December 31, 2020, whereupon the Company may, in its sole discretion, extend the period for Ale’s provision of Consulting Services on a month-to-month basis until terminated by either party hereto (the “Consulting Term”). Either party may terminate the Consulting Term upon five (5) days prior written notice. In the event that the Company terminates the Consulting Term without “cause” (as defined below) at any time prior to the end of the then-current Consulting Term, (i) the Company shall pay Ale any unpaid portion of the Base Consulting Fee that would have been paid to Ale had this Agreement remained in effect until the completion of the then-current Term, in a lump-sum on or within thirty (30) days following the date of such termination, and (ii) Ale shall continue to be eligible to receive his 2020 annual bonus in accordance with Paragraph 1.5 above. For purposes of this Agreement, “cause” shall mean the occurrence of any of the following conditions: (a) the commission by Ale of any act of fraud, material dishonesty or embezzlement against the Company or any of its affiliates or otherwise in connection with the performance of the Consulting Services or otherwise involving the Company; (b) Ale’s conviction of, or pleading guilty or no contest to, a felony or other crime involving moral turpitude; (c) Ale’s breach of this Agreement and failure to cure the same, if capable of cure, within 10 days after receiving written notice from the Company; or (d) Ale’s willful failure to substantially perform the Consulting Services and failure to correct the same, if capable of cure, within 10 days following Ale’s receipt of written notice from the Company.

2.2 Non-Exclusivity. Subject to the terms and conditions of this Agreement (including, without limitation, Articles 4 and 5 hereof), Ale may engage in other legal, business,

commercial, and nonprofit endeavors during the Consulting Term, provided that, during the Consulting Term, Ale shall not, directly or indirectly, engage in any activity that may create a conflict of interest with respect to the Consulting Services, the Company or any of its subsidiaries or affiliates.

2.3 Survival. The provisions of Articles 4 and 5 of this Agreement shall survive the termination of the Consulting Term and shall remain in full force and effect thereafter for the duration specifically stated in those Articles.

ARTICLE 3

Independent Contractor

3.1 Taxes. Each party acknowledges that, following the Retirement Date, Ale shall not be an employee of the Company for state or federal tax purposes or any other purpose and that neither the Company nor any of its subsidiaries or affiliates is obligated to pay any contribution to Social Security, unemployment insurance or to withhold federal or state taxes. It is understood that the Company will not withhold any amounts from the consulting fees payable to Ale hereunder for payment of federal, state or local taxes of any nature. Ale shall be responsible for all taxes arising from any and all such amounts paid to him under this Agreement, and he shall be responsible for all payroll taxes and fringe benefits of his employees, if any. Ale agrees that, as an independent contractor, it is his responsibility to report and pay any contributions for taxes, unemployment insurance, Social Security and other benefits for himself or anyone he employs.

3.2 Benefits. Ale expressly acknowledges and agrees that he (i) is acting as an independent contractor in performing the Consulting Services hereunder, (ii) is not entitled to health, accident, disability, workers’ compensation or any other insurance coverage from the Company, its subsidiaries or affiliates following the Retirement Date (specifically excluding, however, any health insurance coverage Ale may be entitled to participate in pursuant to the provisions of the Consolidated Omnibus Budget Reconciliation Act (the “COBRA Coverage”) and (iii) shall not be entitled to any rights and or privileges of employees of the Company, its subsidiaries or affiliates and shall not be considered in any way to be an employee of the Company, its subsidiaries or affiliates following the Retirement Date. Except for the COBRA Coverage or as expressly provided in Article 1 above, following the Retirement Date, Ale and Ale’s employees, if any, will not be eligible for, and shall not participate in, any employee pension, health, welfare, or other fringe benefit plan provided by the Company to its employees and no workers’ compensation insurance shall be obtained by Company covering Ale or Ale’s employees, if any.

3.3 No Representation or Agency. Following the Retirement Date, (i) the relationship between Ale and the Company created by this Agreement shall be that of independent contractor, and Ale shall have no authority to bind or act as agent for the Company, its subsidiaries or affiliates or any of their employees for any purpose, (ii) Ale shall not represent the Company, its Board of Directors, its officers, or any other employee of the Company in any transaction or communication or make any claim to do so unless expressly authorized to do so in writing by the CEO. Except as otherwise provided in this Agreement, the Company shall not exercise control over Ale or direct the methods or means employed by Ale in performing the Consulting Services. The Company shall not direct Ale in the performance of the Consulting Services hereunder and is solely interested in the attainment of the desired results.

ARTICLE 4

Non-Disclosure, Non-Use and Non-Disparagement Agreements

4.1  “Proprietary Information” Defined. For the purposes of this Agreement, “Propriety Information” shall mean any and all information in any form related in any way to the Company’s business that was disclosed to Ale by any person or entity in the course of, or in furtherance of, Ale’s prior employment with the Company or his Consulting Services rendered hereunder. Proprietary Information shall be deemed to include, without limitation, any trade secrets; methods; processes; formulae; systems; techniques; original inventions; prototypes; computer programs; customer lists; seismic data; lease terms and conditions; pricing and cost data and formulae; financial data, systems, and methods; extraction and production data, methods, systems, plans, and infrastructure; marketing techniques and plans; drawings and blueprints; business policies and practices; designs, reports, manuals, correspondence, and business plans of any nature; testing and research projects and data of any nature; past, present, and future development plans; engineering plans and specifications; manufacturing systems and methods; service systems and methods; past, present, and future products; sales and distribution data, methods, systems, and plans; suppliers; customers and clients; and any information received from a third-party that the Company is obligated to treat as confidential. Notwithstanding the foregoing, Proprietary Information shall not include any information that is, or becomes through no breach of obligations of confidentiality by Ale, known to the public.

4.2 Property of the Company. Ale acknowledges that all Proprietary Information (including all copies and reproductions thereof) remains the sole and exclusive property of the Company, and that as of the end of the Consulting Term, he shall have returned to the Company all documents, notes, removable computer disks, correspondence, manuals, and other papers and media containing Proprietary Information, including any and all copies, reproductions, or summaries of same, that he acquired during the course of his previous employment with the Company, and upon the completion of the Consulting Term (or earlier termination of this Agreement), he will return all such materials that he may obtain in the course of rendering Consulting Services hereunder. Ale further agrees that he shall permanently delete or otherwise permanently destroy any and all Proprietary Information that may be contained on any non-removable computer hard drive or other data storage device that is Ale’s personal property.

4.3 Non-Disclosure Covenant. Ale (a) shall in perpetuity maintain in trust and confidence and not disclose to any third party, either orally or in writing, any Proprietary Information without the prior express written authorization of the Company; and (b) shall in perpetuity not use Propriety Information for any personal or business purpose, whether for himself or any third-party, other than in furtherance of his Consulting Services to the Company hereunder. Nothing in this Agreement will be construed to prohibit Ale from filing a charge with, reporting possible violations to, or participating or cooperating with any governmental agency or entity, including but not limited to the EEOC, the National Labor Relations Board, the Department of Justice, the Securities and Exchange Commission, Congress, or any agency, Inspector General, or making other disclosures that are protected under the whistleblower, anti-discrimination, or anti-retaliation provisions of federal, state or local law or regulation. However, Ale may not disclose Proprietary Information that is protected by the attorney-client privilege, except as expressly authorized by law. Ale does not need the prior authorization of the Company to make any such reports or disclosures and is not required to notify the Company that he has made such reports or disclosures.

4.4 Non-Disparagement Covenant. Ale agrees that he shall not publicly or privately disparage or criticize the Company, its subsidiaries, affiliates, officers, directors or employees. The Company agrees that its executive officers and directors will not, and will not knowingly permit the Company to, publicly or privately disparage or criticize Ale.

4.5 Third-Parties. In the event that Ale elects to use the service of any other person, entity or organization in the performance of Ale’s duties hereunder, no Proprietary Information shall be disclosed to that person, entity or organization until such person, entity or organization has executed an agreement in form satisfactory to the Company covenanting to protect the confidentiality of such Proprietary Information and acknowledging the Company’s ownership of all right, title and interest in such Proprietary Information.

ARTICLE 5

Non-Competition and Non-Solicitation

5.1 Non-Competition. Ale acknowledges that in his previous employment, he acquired an intimate knowledge of the business activities of the Company and its subsidiaries, and he agrees this wide scope of knowledge necessitates a broad geographical area of non-competition in order to protect the business interests of the Company. Therefore, Ale agrees that from the Effective Date through the expiration of twelve (12) months following the Retirement Date (the “Non-Compete Period”), he shall not, directly or indirectly, as owner, operator, agent, employee, independent contractor, lawyer or consultant of any corporation, partnership, association, agency, or other business entity, engage in or perform work or give advice (the “Services”) in connection with any business related to oil and natural gas exploration, development, extraction or sale that is located in any “Operating Area.” “Operating Area” is defined as the Appalachian geological basin. Ale further agrees not to provide Services during the Non-Compete Period to any corporation, partnership, association, agency, or other business entity with respect to any asset or commercial or corporate transaction involving the Company.

5.2 Non-Solicitation. Ale agrees that during the Non-Compete Period, he shall not directly or indirectly, on behalf of himself or any other person, firm, corporation, partnership, association, agency, or other business entity:

5.2.1 Call upon any person or entity who was an employee, agent, or representative of the Company (i) on the date of this Agreement, or (ii) who is such at any time during the Non-Compete Period, for the purpose of soliciting or inducing such person or entity either to discontinue their business relationship with the Company or to establish a business relationship with Ale or any other third-party; or

5.2.2 Solicit, divert or take away or attempt to solicit, divert or take away any of the customers, clients, business, patrons, or employees of the Company, or others maintaining a business relationship with the Company, who (i) were such during Ale’s prior employment with the Company, (ii) were such on the date of this Agreement, or (iii) are such at any time during the Non-Compete Period.

ARTICLE 6

Remedies for Breach

6.1 Breach. Each party acknowledges and agrees that, in the event of any breach by that party of Articles 4 or 5 or 6 of this Agreement, the other party will suffer irreparable injury such that no remedy at law will afford it adequate protection against or compensation for such injury. Accordingly, each party acknowledges and agrees that the other party shall be entitled to specific performance of its obligations under Articles 4 and 5 of this Agreement as well as further injunctive relief as may be granted by the court to effectuate the terms, intent, and purpose of this Agreement.

6.2 Remedies. If any action at law or in equity is necessary to enforce the rights arising out of or relating to Articles 4 or 5 of this Agreement, the nonbreaching party shall be entitled to recover reasonable attorney’s fees, costs, and other disbursements incurred in such enforcement in addition to any other relief to which it may be entitled.

6.3 Disclosure of Covenants. Ale acknowledges and agrees that the Company may inform any future or prospective employer of Ale, or any other third-party with which Ale is dealing or proposing to deal, of the existence and content of Ale’s obligations under Articles 4 and 5 of this Agreement.

ARTICLE 7

General Provisions

7.1 Cooperation. Ale agrees, upon Company’s request and for a reasonable period following the Retirement Date, as part of the Consulting Services to reasonably cooperate in connection with any investigation, litigation, arbitration, regulatory proceeding, acquisition, or divestiture regarding events that occurred during Ale’s tenure with Company. Ale will make himself reasonably available to provide information, and to appear to give testimony. Company will, to the extent permitted by law and applicable court rules, reimburse Ale for reasonable out-

of-pocket expenses (including, without limitation, reasonable attorneys’ fees and costs) that Ale incurs in extending such cooperation.

7.2 Indemnification. The Consulting Services are being provided on an AS IS basis without any guarantees and the Company acknowledges that its use of the Consulting Services will be at its own risk. The provisions of the Indemnity Agreement between the Company and Ale dated as of November 11, 2013 (the “Indemnity Agreement”), shall apply during the Consulting Term as if Ale were an employee and officer of the Company during that time. This indemnification is in addition to, and not in limitation of, any indemnification of Ale that may apply on account of his prior service as Senior Vice President, General Counsel and Secretary of the Company, including under the Company’s certificate of incorporation, bylaws, and the Indemnity Agreement.

7.3 Data. All drawings, models, designs, formulas, methods, documents and tangible items prepared for and submitted to the Company by Ale in connection with the Consulting Services rendered under this Agreement (other than the Prospects) shall belong exclusively to the Company and shall be deemed works made for hire. To the extent that operation of law bars any such items from being deemed works made for hire, Ale hereby assigns to the Company full ownership of such items, and the Company shall have the right to obtain and hold in its own name and right any trademark, copyright, or other similar registration or protection that may be available for the protection of the rights of ownership of such items. Ale agrees to give the Company or its designees all assistance reasonably required to perfect such rights.

7.4 Notice. Any notice or communication permitted or required by this Agreement shall be deemed effective when personally delivered or deposited, postage prepaid, in first-class mail properly addressed to the appropriate party at the address set forth below:

Notices to Ale: To his most recent address on the books and records of the Company.

Notices to the Company: Southwestern Energy Company
10000 Energy Drive
Spring, Texas 77389
Attention: Vice President, Human Resources

7.5 Standard of Conduct. In rendering Consulting Services under this Agreement, Ale shall conform to the highest professional standards of work and business ethics. Ale shall not use materials or equipment of the Company without the prior consent of the Company; provided, however, that during the Consulting Term the Company will provide Ale with Company-compliant computer and telecommunication equipment and access to email, which Ale agrees to use in accordance with applicable Company policies.

7.6 Entire Agreement and Amendments. This Agreement (including Exhibit A hereto) constitutes the entire agreement of the parties with regard to the subject matter hereof, and replaces and supersedes all other agreements or understandings, whether written or oral, with the exception of (a) any ongoing obligations regarding confidentiality, trade secrets, non-

solicitation, non-recruitment, non-competition, or other obligations or duties to protect the Company’s goodwill and ability to conduct business, (b) written agreements between the Company and Ale in existence as of the Effective Date, including, without limitation, award agreements under the Company’s 2013 Incentive Plan, as amended, and the Indemnity Agreement and (c) any pension, retirement, deferred compensation and other plans in which Ale participated while an employee of the Company, subject to the terms and conditions thereof, all of which shall remain in full force and effect. No amendment or extension of this Agreement shall be binding unless in writing and signed by both parties.

7.7 Waiver of Breach. The waiver by a party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other or subsequent breach by the party in breach.

7.8 Section 409A. This Agreement is intended to comply with Section 409A of the Code, as amended (“Section 409A”) or an exemption thereunder and shall be construed and administered in accordance with Section 409A. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, each installment payment provided under this Agreement shall be treated as a separate payment. Any payments to be made under this Agreement upon a termination of employment shall only be made upon a Separation from Service. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Ale on account of non-compliance with Section 409A. Notwithstanding anything to the contrary in this Agreement, no compensation or benefits shall be paid to Ale prior to the expiration of the six-month period following Ale’s Separation from Service to the extent that paying such amounts at the time or times indicated in this Agreement would be a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code. If the payment of any such amounts is delayed as a result of the previous sentence, then on the first business day following the end of such six-month period (or such earlier date upon which such amount can be paid under Section 409A without resulting in a prohibited distribution), the Company shall pay Ale a lump-sum amount equal to the cumulative amount that would have otherwise been payable to Ale during such six-month period.

7.9 Binding Effect and Assignment. This Agreement shall be binding upon and shall inure to the benefit of Ale and his heirs and successors and to the Company and the Company’s successors and assigns, except that Ale’s obligations under Articles 4 and 5 are personal to Ale. Nothing in this Agreement shall be construed to permit the assignment by Ale of any of his rights or obligations hereunder, and such assignment is expressly prohibited without the prior written consent of the Company, but his rights may transfer to his heirs or successors.

7.10 Governing Law, Severability, and Forum Selection. This Agreement shall be governed by the laws of the State of Texas. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision. In the event that any term or other provision of this Agreement is determined to be invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the agreement contemplated hereby be effectuated as originally contemplated to the greatest extent possible.

7.11 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement is executed as of the date set forth above.

ALE		SOUTHWESTERN ENERGY COMPANY

By:	/s/ JOHN C. ALE	By:	/s/ BILL WAY
	John C. Ale	Name:	Bill Way
		Title:	President and Chief Executive Officer

EXHIBIT A

GENERAL RELEASE AND WAIVER OF CLAIMS

1. Release.

(a) In exchange for the payments and benefits set forth in Paragraphs 1.4 and 1.5 of that certain Retirement and Consulting Agreement (the “Agreement”), dated as of June 4, 2020, by and between the undersigned and Southwestern Energy Company (the “Company”), and for other consideration provided in the Agreement, I, for myself, my heirs and assigns, do hereby forever permanently and irrevocably release, acquit and discharge the Company, its directors, officers, agents, employees, attorneys, shareholders, subsidiaries and affiliated companies and their directors, officers, agents, employees, attorneys, and shareholders, and also employee benefit or compensation plans and their fiduciaries, administrators, or trustees, successors and/or assigns (the “Company Group”) from any and all claims and demands of whatever nature I have or may have, whether known or unknown, from the beginning of time until the date of this General Release and Waiver of Claims (this “Release”), including, but not limited to, any claims for damages, wages, salaries, severance, bonus, expenses, amounts due under any Company employee benefit, compensation plan, or contract, back pay, court costs, and attorney’s fees, claims arising under the Age Discrimination in Employment Act of 1967 (29 U.S.C. § 621, et seq.) (“ADEA”), the Americans with Disabilities Act (42 U.S.C. § 12101, et seq.), Section 301 of the Labor Management Relations Act (29 U.S.C. § 185), Section 503 of the Rehabilitation Act of 1973 (29 U.S.C. § 706, et seq.), Title VII of the Civil Rights Act of 1964 (42 U.S.C. § 2000(e), et seq.), the Civil Rights Acts of 1866 and 1870 (42 U.S.C. §§ 1981, et seq.), the Civil Rights Act of 1991 (P.L. 102-166), Vietnam Era Veteran Readjustment Act of 1974 (38 U.S.C. Chapter 42, §§ 2011, 2012, and 2014), the Family and Medical Leave Act, the Texas Commission on Human Rights Act, V.T.C.A. Labor Code § 21.001, et seq., WARN, the Arkansas Civil Rights Act, A.C.A. § 16-123-101, et seq., the Constitutions of the United States of America, Arkansas, Colorado, Louisiana, Pennsylvania, West Virginia and/or Texas, and/or Executive Order 11246, as amended, claims for short term disability or long term disability or other disability benefits, violation of public policy, wrongful discharge, retaliation, breach of express or implied covenant of good faith and fair dealing, intentional or negligent infliction of mental/emotional distress, defamation, slander, damage to reputation, false imprisonment, civil assault or battery, libel, invasion of privacy, intentional interference with contractual or business relations, unpaid wages or benefits, breach of contract, or tort under federal, state or local law (“Released Claims”). Further, all contracts between me and the Company are terminated, except for the Agreement, indemnity agreements, if any, agreements evidencing outstanding Company equity awards held by me, and agreements regarding confidential and other proprietary information of the Company and its affiliates.

(b) However, the general release and waiver of claims in this Release excludes, and I do not waive, release or discharge, (i) any benefits provided or expressly stated as surviving in the Agreement, (ii) any claims and demands that may arise after the effective date of this Release, (iii) or any claims or benefits under any benefit plans under which I have continuing rights.
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(c) This Release does not purport to limit any right I may have to file a charge with or to participate in an investigation or proceeding conducted by the Equal Employment Opportunity Commission, the National Labor Relations Board, or other governmental agency or entity. However, I understand and agree that the release contained herein also applies to any claims brought by any organization, person, or agency on my behalf, or class action under which I may have a right or benefit. In the event of any complaint, charge, proceeding or other claim (collectively, “Claims”) filed with any court, other tribunal, or governmental or regulatory entity that involves or is based upon any claim waived and released in this Release, I hereby waive and agree not to accept any money or other personal relief on account of any such Claims for any actual or alleged personal injury or damages to myself, including without limitation any costs, expenses and attorneys’ fees incurred by me or on my behalf.

2. Knowing and Voluntary Acknowledgment. I specifically agree and acknowledge that: (i) I have read this Release in its entirety and understand all of its terms; (ii) I have been advised of and have availed myself of the right to consult with an attorney prior to executing this Release; (iii) I knowingly, freely and voluntarily assent to all of its terms and conditions including, without limitation, the waiver, release and covenants contained herein; (iv) I am executing this Release, including the waiver and release, in exchange for good and valuable consideration; (v) I am not waiving or releasing rights or claims that may arise after the execution of this Release; and (vi) I understand that the waiver and release in this Release is being requested in connection with the cessation of my employment with the Company.

3. ADEA Notice and Revocation Period. I acknowledge that I received this Release on or before the Retirement Date (as defined in the Agreement). I have until 5:00 p.m. central time on July 21, 2020 to sign this Release and return it to the Company (“Return Date”). This Release becomes effective only after I sign it and return it to the Company by the Return Date. I acknowledge that I have had twenty-one (21) days to consider the terms of this Release and consult with an attorney of my choice. Further, I acknowledge that I shall have an additional seven (7) days from the date on which I sign this Release to revoke consent to my release of claims under the ADEA by delivering written notice of revocation to Vice President—Human Resources, Southwestern Energy, 10000 Energy Drive, Houston, Texas, 77389, no later than 5:00 p.m. on the seventh (7th) day after execution of this Release. However, I understand that I must execute this Release and not revoke it to receive the payments and benefits provided in Paragraphs 1.4 and 1.5 of the Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Release this ____ day of ___________, 2020.

______________________________
John C. Ale

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